UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 27, 2007

Sterling Banks, Inc.

(Exact Name of Registrant as Specified in Charter)

New Jersey	333-133649	20-4647587

(State or Other Jurisdiction of	(Commission File	(I.R.S. Employer
Incorporation)	Number )	Identification No.)

3100 Route 38
Mount Laurel, New Jersey 08054
(Address of Principal Executive Offices and Zip Code)

Registrant's telephone number, including area code: (856) 273-5900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 27, 2007 (the “Grant Date”), the Compensation Committee of the Board of Directors of Sterling Banks, Inc. (the “Company”), after thorough evaluation, granted the following stock options to purchase a total of 12,000 shares of the Company’s common stock to certain named executive officers of the Company pursuant to the 2003 Employee Stock Option Plan.  Each of the options was granted with an exercise price of $7.70 per share, the closing price of the Company’s common stock on the NASDAQ Capital Market on the Grant Date.  Option grants were issued to the following executive officers of the Company:

Name and Title	Total Number of Shares Subject to Options	Exercise Price Per Share	Expiration Date.
R. Scott Horner Executive Vice President & Chief Financial Officer	6,000	$7.70	November 27, 2017
John Herninko Executive Vice President & Senior Loan Officer	6,000	$7.70	November 27, 2017

The options, which are intended to qualify as incentive stock options under the Internal Revenue Code of 1986, as amended, vest in nine equal 10% annual increments beginning on November 28, 2008, and the final 10% vests on August 28, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

STERLING BANKS, INC.

Date: December 18, 2007	By:	/s/ Robert H. King
	Name:	Robert H. King
	Title:	President & Chief Executive Officer